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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 2, 1999

                          POLAND COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


              New York                   333-20307              06-1070447
    (State or other jurisdiction        (Commission          (I.R.S. Employer
 of incorporation or organization)      File Number)        Identification No.)


                              One Commercial Plaza
                        Hartford, Connecticut 06103-3585
          (Address, including zip code, of principal executive office)

                                 (860) 549-1674
               Registrant's telephone number, including area code

                                 NOT APPLICABLE
   (Former name, former address and fiscal year, if changed since last report)

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ITEM 5. OTHER EVENTS.

         Poland Communications, Inc. ("PCI" or "Registrant"), a New York corporation, is a wholly-owned subsidiary of @ Entertainment, Inc., a Delaware corporation ("@ Entertainment"). As previously reported on PCI's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 20, 1999, Bison Acquisition Corp., a wholly-owned subsidiary of United Pan-Europe Communication N.V., acquired 99% of the outstanding common stock of @ Entertainment, Inc. (the "Acquisition") and filed with the Secretary of State of the State of Delaware the Certificate of Ownership and Merger of Bison Acquisition Corp. with and into @ Entertainment, with @ Entertainment continuing as the surviving corporation (the "Merger").

         As a result of the Acquisition and the Merger, the Registrant believes that a "Change of Control" occurred under the indentures governing the issuance of its 9 7/8% Senior Notes Due 2003 and 9 7/8% Senior Discount Notes Due 2003 (collectively, the "Senior Notes"). Pursuant to the terms of the indentures governing the Senior Notes (each an "Indenture" and, collectively, the "Indentures"), upon the occurrence of a Change of Control, each holder of Senior Notes has the right, at such holder's option, to require PCI to repurchase all or a portion of such holder's Senior Notes at the Repurchase Price (as defined herein) plus accrued and unpaid interest through the Expiration Date (as defined herein).

         On September 5, 1999, the Registrant commenced an offer to repurchase (the "Offer to Repurchase" or "Offer") the Senior Notes at the repurchase price of $1,010 per $1,000 of principal amount, which is 101% per $1,000 principal amount of Senior Notes ("Repurchase Price") on the Expiration Date (as defined herein), plus accrued and unpaid interest. As of August 1, 1999, the Registrant had $129,668,000 aggregate principal amount at maturity of Senior Notes outstanding.

         The Offer expired at 12:01 PM, New York City time, on November 2, 1999. Pursuant to the Offer, PCI has purchased $113,237,000 aggregate principal amount at maturity of the Senior Notes for an aggregate price of $114,369,370.

         PCI is dependent on obtaining new financing to achieve this business strategy. Future sources of financing for PCI could include public or private debt offerings or bank financings or any combination thereof, subject to the restrictions contained in the indentures governing PCI's @ Entertainment's and United Pan-Europe Communications N.V.'s ("UPC") outstanding senior indebtedness.

         Moreover, if PCI's plans or assumptions change, if its assumptions prove inaccurate, if it consummates unanticipated investments in or acquisitions of other companies, if it experiences unexpected costs or competitive pressures, or if existing cash, and projected cash flow from operations prove to be insufficient, PCI may need to obtain greater amounts of additional financing. While it is PCI's intention to enter only into new financing or refinancings that it considers advantageous, there can be no assurance that such sources of financing would be available to PCI in the future, or, if available, that they could be obtained on terms acceptable to PCI. PCI is also dependent on its parent, @ Entertainment, and @ Entertainment's parent, UPC to provide financing to achieve PCI's business strategy. @ Entertainment has represented that it will make such financing available to fund PCI's current business strategy for at least the next twelve months. However, there is no obligation from @ Entertainment or UPC, contractually or otherwise, to make such financing available to PCI.

         @ Entertainment's cash on hand will be insufficient to satisfy all of its obligations related to its offer to repurchase its and our outstanding senior notes and to complete its current business plan for its DTH and programming business based on its past operations. UPC and @ Entertainment are evaluating
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various alternatives to meet @ Entertainment's and our capital needs, however,
UPC expects to provide @ Entertainment with cash advances to meet @ Entertainment's capital expenditures. Future sources of financing for @ Entertainment could include public or private debt or bank financing or any combination thereof, subject to the restrictions contained in the indentures governing @ Entertainment's and UPC'S senior indebtedness. UPC may consider additional equity financing of @ Entertainment, although there can be no assurances that UPC or other companies will contribute additional equity.

         Attached as an exhibit to this Current Report is a press release by United Pan-Europe Communications, N.V. relating to the change of control offers which is incorporated by reference.

ITEM 7.  EXHIBITS.

EXHIBIT NO.          DOCUMENT

   99.1              Press release of United Pan-Europe Communications, N.V.
                     dated November 3, 1999.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 POLAND COMMUNICATIONS, INC.

Date: November 3, 1999           By: /s/ Ray D. Samuelson
                                     ------------------------------------------
                                     Ray D. Samuelson
                                     Managing Director of Finance & Accounting
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                                  EXHIBIT INDEX




Exhibit             Description
---------------     ------------------------------------------------------------

99.1                Press release of United Pan-Europe Communications, N.V.
                    dated November 3, 1999.